                                                                  Exhibit 99.12

                                 AMENDMENT NO. 1
                                     TO THE
                       THIRD SUPPLEMENTAL SALES AGREEMENT

      This Amendment No. 1 to the Third Supplemental Sales Agreement (the "Amendment") is made and entered into as of August 30, 1996, by and between Nellie Mae Education Funding, LLC (the "Seller") and Fleet National Bank as Owner Trustee for the benefit of the Nellie Mae Education Loan Trust (the "Trust").

            WHEREAS, Seller and the Owner Trustee on behalf of the Trust entered into the Third Supplemental Sales Agreement dated as of July 15, 1996 (the "Third Sales Agreement"); and

            WHEREAS, Seller and the Owner Trustee on behalf of the Trust desire to amend the purchase price of the Student Loans.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.    The Purchase Price of the Student Loans shall be
                  $14,231,690.64

            2. Schedule A to the Third Sales Agreement shall be deleted and replaced with the Schedule A attached hereto.

            3. This Amendment shall become effective immediately. All other provisions of the Third Sales Agreement shall remain unchanged and shall continue in full force and effect.

            Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Third Sales Agreement.




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            IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.


                           NELLIE MAE EDUCATION FUNDING, LLC


                           By: /s/ Lawrence W. O'Toole
                              -------------------------------------------
                               Lawrence W. O'Toole


                           NELLIE MAE EDUCATION LOAN TRUST
                             by Fleet National Bank, not in its individual
                               capacity but solely as Owner Trustee



                           By: /s/ Shawn P. George
                              -------------------------------------------
                               Shawn P. George


                           FLEET NATIONAL BANK LOAN TRUST
                             not in its individual capacity but solely as
                               Owner Trustee



                           By: /s/ Shawn P. George
                              -------------------------------------------
                               Shawn P. George







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                                   Schedule A
                                   ----------


                                 AMENDMENT NO. 1
                                     TO THE
                       THIRD SUPPLEMENTAL SALES AGREEMENT


               Number
                of           Principal         Interest         Purchase
 Sale No.      Loans          Balance          Balance            Price
 --------      -----          -------          -------            -----

    3          4732       $16,399,442.47     $346,248.54     $14,231,690.64
















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